                                                                   Exhibit 10.22

                                FIRST AMENDMENT
                                     TO THE
                                 STEELCASE INC.
                          RESTORATION RETIREMENT PLAN

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     WHEREAS, Steelcase Inc. (the "Company") has established and maintains the Steelcase Inc. Restoration Retirement Plan, effective March 1, 1998; and

     WHEREAS, pursuant to Section 7.1, the Company has reserved to its Board of Directors the right to amend the Plan at any time; and

     WHEREAS, the Board of Directors of the Company has delegated to its Compensation Committee (the "Compensation Committee") the necessary authority to amend the Plan; and

     WHEREAS, the Compensation Committee desires to amend the Plan's definition of competition to make it uniform with the definition used in the Company's other non-qualified plans.

     NOW THEREFORE, IN CONSIDERATION OF THE PREMISES, Section 6.3(ii) of the Plan is amended, effective October 1, 1999, to read as follows:

          "ii. Competition. Directly or indirectly engaging in competition with Steelcase or any subdivision, subsidiary, or affiliate of Steelcase (collectively, the 'Company') at any time during employment with the Company or during the three (3) year period following termination of employment with the Company, without prior approval of the administrative Committee. A Plan Participant engages in competition if that person participates directly or indirectly in the manufacture, design or distribution of any products of the same type as those of the Company, including, but not limited to, office furniture, office systems or architectural products, or the providing of any related services, for or on behalf of any person or entity other than the Company and its authorized dealers, at any location within or without the United States of America. It is intended that this definition shall be enforced to the fullest extent permitted by law. If any part of this definition shall be construed to be invalid or unenforceable, in whole or in part, then such definition shall be construed in a manner so as to permit its enforceability to the fullest extent permitted by law."

     IN WITNESS WHEREOF, the Company has caused this First Amendment to the Steelcase Inc. Restoration Retirement Plan to be executed by its duly authorized officer this 29/th/ day of February, 2000.


                                       STEELCASE INC.


                                       By:      /s/  Nancy W. Hickey
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                                               Its:  Senior Vice President
                                                     Global Human Resources

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